EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-205577) pertaining to the Stock Option Plan of NanoVibronix, Inc. of our report dated March 31, 2017 with respect to the consolidated financial statements of NanoVibronix, Inc. and its subsidiary, included in this Annual Report on Form 10-K for the year ended December 31, 2016.

/s/Kost Forer Gabbay & Kasierer
Tel-Aviv, Israel	KOST FORER GABBAY & KASIERER
March 31, 2017	A Member of Ernst & Young Global